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18 November 2003

The Directors
Progen Industries Limited
2806 Ipswich Road
Darra QLD 4076


CONFIDENTIAL


Dear Sirs

CONSENT TO STATEMENTS IN PROSPECTUS

A prospectus has been prepared for a pro rata, bonus issue of options to holders of ordinary shares in Progen Industries Limited and is proposed to be lodged with the Australian Securities and Investments Commission on 19 November 2003 (the PROSPECTUS).

Aliens Arthur Robinson consents to being named in the Prospectus in the form and context in which it is named.

This consent will be treated as not having been withdrawn prior to the lodgment of the Prospectus with the Australian Securities and Investments Commission, unless Aliens Arthur Robinson notifies you in writing of the withdrawal of this consent before that time.

Aliens Arthur Robinson has not made any statement that is included in the Prospectus or any statement on which a statement made in the Prospectus is based, other than as specified above. Aliens Arthur Robinson, to the maximum extent permitted by law, expressly disclaims, and takes no responsibility for any part of, the Prospectus, other than the reference to its name as specified above.


Yours faithfully

/s/  Aliens Arthur Robinson

ALIENS ARTHUR ROBINSON


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